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                                                                    EXHIBIT 10.5


---------------------------PRO TECH
                         COMMUNICATIONS, INC.-----------------------------------




August 2, 1998


Re: Promissory Note for Keith Larkin


Keith Larkin promises to pay $28,881.99 to Pro Tech Communications, Inc. in Fort Pierce, Florida the full amount plus interest of 5% per annum from August 2, 1996 due at its anniversary August 2, 2001. Interest and principal due at anniversary. The maker and endorser of this note further agree to waive demand, notice of non-payment and protest; and in case suit shall be brought for the collection hereof, or the same has to be collected upon demand of an attorney, to pay reasonable attorney's fees for making such collection.



Due: August 2, 2001                        /s/ Keith Larkin
                                           ---------------------------
                                           Keith Larkin